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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): February 10, 2009


                        GREATER ATLANTIC FINANCIAL CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


          0-26467                                           54-1873112
------------------------------                              ----------
(Commission File Number)                                    (IRS Employer
                                                            Identification
                                                            Number)


10700 Parkridge Boulevard, Suite P50 Reston, Virginia              20191
-----------------------------------------------------              -----
(Address of Principal Executive Offices)                         (Zip Code)


                                 (703) 391-1300
                                 --------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01     OTHER EVENTS.
              ------------

         On February 10, 2009, Greater Atlantic Bank (the "Bank"), the wholly-owned subsidiary of Greater Atlantic Financial Corp. (the "Company"), received written notification (the "Notice") from the Office of Thrift Supervision (the "OTS") that the Bank is deemed to have notice as of January 30, 2009, that the Bank is "undercapitalized" under Part 565 of the OTS Rules and Regulations based on the regulatory capital ratios the Bank reported in its Thrift Financial Report for the period ended December 31, 2008. Accordingly, the Bank is now subject to the restrictions on asset growth, dividends, other capital distributions and management fees set forth in Section 38(d) of the Federal Deposit Insurance Act (the "FDIA") and Section 565.6 of the OTS Rules and Regulations.

         The Notice also requires the Bank to file a written capital restoration plan, including all of the required information set forth in Section 38(e)(2)(B) of the FDIA, with the Regional Director of the OTS in Atlanta, Georgia, with copies to the FDIC Regional Director, no later than March 16, 2009.

         The Notice specifically provides that the FDIA supplements but does not replace the existing supervisory and enforcement authority of the OTS to deal with capital deficiencies and other supervisory problems. Accordingly, the previously disclosed Cease and Desist Order that the Bank entered into with the OTS on April 25, 2008, as amended, remains in effect. In addition, the Notice states that the OTS retains the ability to impose additional restrictions under its Prompt Corrective Action (the "PCA") authority and that the Bank should expect that the OTS will probably issue a PCA Directive in the near future. The Bank is also required to monitor its compliance with the requirements of Section 38(e) of the FDIA and applicable regulations and to notify the OTS at least 30 days prior to adding a director or hiring a senior executive officer, changing the responsibilities of a senior executive officer or engaging in any transactions with affiliates.

         As an undercapitalized institution, the Bank may not: (1) make or pay any capital distributions without the prior approval of the OTS; (2) pay any management fees to any person having control of the Bank or (3) accept, renew or roll over any brokered deposit. Further, unless the OTS has accepted the Bank's capital restoration plan, the Bank may not permit its total average assets during any calendar quarter to exceed its total average assets during the preceding calendar quarter unless the increase in assets is consistent with the capital restoration plan and the Bank increases its ratio of tangible equity in the quarter at a rate sufficient to enable the Bank to become adequately capitalized in a reasonable amount of time.

         In addition, the Bank may not acquire any interest in any company or insured depository institution, acquire any additional branch office, or engage in a new line of business unless: (1) the OTS has accepted the Bank's capital restoration plan, the Bank is in compliance with the plan and the OTS determines that the action is consistent with and will further achievement of the plan, or
(2) the Board of Directors of the FDIC approves the action.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GREATER ATLANTIC FINANCIAL CORP.


Date:  February 17, 2009            By: /s/ Carroll E. Amos
                                        ---------------------------------------
                                        Carroll E. Amos
                                        President and Chief Executive Officer


Date:  February 17, 2009            By: /s/ David E. Ritter
                                        ---------------------------------------
                                        David E. Ritter
                                        Senior Vice President and Chief
                                        Financial Officer